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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-148416 and 333-162339) of EchoStar Corporation of our report dated March 12, 2009 relating to the consolidated financial statements of TerreStar Corporation and subsidiaries, which appears in this Annual Report on Form 10-K/A of EchoStar Corporation dated March 17, 2010.

/s/ Friedman LLP
East Hanover, New Jersey
March 17, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM